Principal Life Insurance Company
P.O. Box 10431
Des Moines, IA 50306-0431

Life Insurance Application

PART A

THIS APPLICATION IS TO BE ATTACHED TO AND MADE PART OF THE POLICY.

1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

Name (First, Middle, Last)	Sex ☐ Male ☐ Female	Date of Birth / /
Street Address	Social Security Number - -	Birthplace (State, or Country if not U.S.)
City, State, Zip Code	Driver's License Number	State Issued
Home Phone Number ( )	Occupation	
Work Phone Number ( )	Workplace Zip Code	

2. BASIC COVERAGE APPLIED FOR

NOTE: If applying for Term, premiums are level during the Initial Level Premium Period. Premiums then generally increase annually until the Policy Expiration Date, subject to guaranteed maximums.

Product ______________________

Policy Planned Premium $ ______________________

Face Amount (excluding riders)
$ ______________________

Policy Initial Premium (If different than Planned Premium)
$ ______________________

Definition of Life Insurance (if applicable):
☐ Guideline Premium Test (GPT)
☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option (if applicable):
☐ Option 1: Level Face Amount
☐ Option 2: Face + Accumulated/Policy Value
☐ Option 3: Face + Premiums Paid Less Partial Surrenders

Premium Frequency: (choose one)
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Single Pay
☐ EFT (complete EFT form + attach sample check)
List Bill Number ______________________
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Monthly
Unscheduled Premium $ ______________________

3. BENEFITS/RIDERS (Some riders are not available with all products)

☐ Change of Insured
(No charge available on eligible business cases)
☐ Children Term – Amount $ ______________________
☐ Four Year Term
☐ Salary Increase – Amount $ ______________________
(Available on eligible business cases. No charge for amounts up to $30,000)

☐ Waiver of Premium/Specified Premium
☐ Waiver of Monthly Policy Charges
☐ ______________________
☐ ______________________
☐ ______________________

4. BENEFICIARY INFORMATION

Primary Beneficiary	Relationship to Proposed Insured
Contingent Beneficiary	**Relationship to Proposed Insured**

AA 2000 NY-3
This completed document is for restricted-internal use only.
No part may be copied nor disclosed without prior consent of the Principal Financial Group.
Page 1

Proposed Insured Name 5. OWNERSHIP INFORMATION Owner Name (If trust, provide name of trust*) Phone Number Relationship to Proposed Insured () Address Taxpayer Identification Number City, State, Zip Code Date of Birth (If trust, provide date of trust*) Joint Owner Name Phone Number Relationship to Proposed Insured () Address Taxpayer Identification Number City, State, Zip Code Date of Birth Contingent Owner Name Phone Number Relationship to Proposed Insured () Address Taxpayer Identification Number City, State, Zip Code Date of Birth * Submit copy of trust with this application. 6. CHANGE OF OWNERSHIP (a) Has the Proposed Insured or you (Owner) entered or made plans to enter into a contract, agreement or arrangement to sell, transfer or assign the ownership of or a beneficial interest in the policy being applied for to an unrelated third party (i.e. a life settlement insurer, viatical settlement insurer or investor)?....................................................................... Yes No If yes, explain. (b) Has the Proposed Insured or you (Owner) entered or made plans to enter into a contract, agreement or arrangement whereby the premiums will be paid by a non-recourse or other type of premium financing arrangement or be paid by someone other than the Proposed Insured or you (Owner), your employer or immediate family members? ................................. Yes No If yes, explain and complete premium financing acknowledgment form. 7. OTHER INSURANCE (a) Is there other life insurance or annuities in force or applied for? .............................................. Yes No (If yes, list all other life insurance or annuities in force or currently being applied for, even if sold, assigned, or viaticated.) Policy Check if Year Insured’s Name Company Amount Primary Purpose Number Pending Issued $ $ $ $ $ (b) If coverage is pending, at this time do you intend to accept all pending coverage? ................ Yes No If no, explain. (c) Have you transferred or assigned any right, title, or interest in any life insurance or annuity contract other than absolute assignment for Internal Revenue Code 1035 exchange? .......... Yes No If yes, explain. (d) If the Proposed Insured is 14 years 6 months old or younger, the amount of other life insurance in force or applied for on his or her parent/guardian is: .......................................... $ (List any insurance on Proposed Insured in Question 7(a) above.) AA 2000 NY-3 This completed document is for restricted-internal use only. Page 2 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Proposed Insured Name 8. REPLACEMENT (a) Is the insurance applied for with this application intended to replace or affect any of your (Owner) or the Proposed Insured’s other life or annuity contracts (including pending coverage provided with a binding receipt)? .............................................................................. Yes No If yes, list company name(s) and policy number(s) and provide necessary forms: (b) Is this an Internal Revenue Code section 1035 exchange? ..................................................... Yes No 9. MEDICAL QUESTION Within the last ten years, has the Proposed Insured been treated for or diagnosed as having a heart condition, chest pain, stroke, cancer, diabetes, alcohol abuse or drug dependency? ........... Yes No (If yes, explain below.) Details (including dates and healthcare provider’s name/address). Attach an additional sheet of paper if necessary. (Continue to next page) AA 2000 NY-3 This completed document is for restricted-internal use only. Page 3 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 Proposed Insured Date of Birth / / Policy Number (If known) PART B All references to “you” mean the Proposed Insured. If the Proposed Insured is a minor and the questions are being answered by a parent/guardian on behalf of the minor, “your child” will be substituted for “you” in the questions below. ACTIVITIES/HEALTH HABITS 1. In the last five years have you, or do you have plans to: a. be a member of any armed forces or military unit?.......................................................... Yes No b. pilot any type of aircraft? .................................................................................................. Yes No c. engage in scuba/skin diving, motor vehicle racing, skydiving or any other hazardous sporting activity? ............................................................................................................... Yes No d. reside outside the United States or Canada? (If yes, explain below) .............................. Yes No 2. Do you have plans to travel outside the United States or Canada? (If yes, explain below) Yes No 3. In the last five years have you: a. been in a motor vehicle accident, been convicted of driving while intoxicated or had more than one moving violation? (If yes, explain below) ................................................. Yes No b. been on parole or probation or convicted of a felony or misdemeanor? (If yes, explain below) ....................................................................................................... Yes No 4. In the last ten years have you used any tobacco or nicotine products?............................... Yes No (Indicate date last used and amount per day) a. cigarettes d. pipe b. cigars e. chewing tobacco/snuff c. nicotine patch/gum f. other 5. In the last ten years have you consumed alcoholic beverages?.......................................... Yes No If yes, date last used? Number of drinks per week: 6. Except as prescribed by a physician, in the last ten years have you used cocaine, marijuana, methamphetamines, barbiturates or other controlled substances?.................... Yes No 7. Have you ever been advised to limit or discontinue the use of alcohol or drugs; or sought or received treatment because of your alcohol or drug use? ............................................... Yes No DETAILS TO QUESTIONS 1-7 Quest. # Include dates and details as requested above. Attach an additional sheet of paper if necessary. AA 1800 NY L-1 This completed document is for restricted-internal use only. Page 4 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 Proposed Insured Date of Birth / / Policy Number (If known) PART B – (Continued) INCOME/OCCUPATION 8. Primary occupation Employer 9. Annual income from occupation $ Other Income $ Source of other income Net Worth (Assets – Liabilities) $ This space left blank intentionally DETAILS TO QUESTIONS 8-9 Quest. # Include dates and details as requested above. Attach an additional sheet of paper if necessary. AA 1800 NY L-1 This completed document is for restricted-internal use only. Page 5 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 Proposed Insured Date of Birth / / Policy Number (If known) PART B – (Continued) MEDICAL HISTORY (Provide details to yes answers, questions 10-11 below) 10. In the last ten years, have you been treated for or been diagnosed as having: a. high blood pressure, heart attack, chest pain, heart murmur, irregular heart beat, stroke, or any other disease or disorder of the heart or blood vessels? ........................ Yes No b. cancer or a tumor, cyst or growth?................................................................................. Yes No c. asthma, bronchitis, emphysema, tuberculosis or any other disease or disorder of the lungs or respiratory system? .......................................................................................... Yes No d. seizure, paralysis, headaches, multiple sclerosis or any other disease or disorder of the brain or nervous system? ......................................................................................... Yes No e. chronic fatigue, stress, depression, anxiety or any other emotional or psychological disorder? ........................................................................................................................ Yes No f. hepatitis, colitis, ulcer, cirrhosis, irritable bowel or any other disease or disorder of the liver, gallbladder, pancreas or digestive tract?......................................................... Yes No g. diabetes, borderline diabetes, sugar in the urine, thyroid disorder or any other disease or disorder of the glandular system?.............................................................................. Yes No h. kidney stones, nephritis, any blood or protein in the urine, sexually transmitted disease, prostate disorder, breast disorder or any other disease or disorder of the urinary or reproductive system? ..................................................................................... Yes No i. back or neck pain, disc problems, spinal sprain or strain, sciatica, arthritis, carpal tunnel syndrome, or any other disease or disorder of the bones, joints, or muscles? ... Yes No j. any disease or disorder of the eyes, ears, nose, throat or skin? ................................... Yes No k. any disease or disorder of the immune system excluding AIDS or HIV infection? ........ Yes No 11. In the last ten years have you been treated for or been diagnosed by a licensed member of the medical profession as having Acquired Immunodeficiency Syndrome (AIDS)? ............................................................................................................................... Yes No DETAILS TO QUESTIONS 10-11 Quest. # For yes answers, include dates, details, diagnosis, types and results of treatment, healthcare provider’s full name and address. Attach an additional sheet of paper if necessary. AA 1800 NY L-1 This completed document is for restricted-internal use only. Page 6 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 Proposed Insured Date of Birth / / Policy Number (If known) PART B – (Continued) MEDICAL HISTORY (Provide details to yes answers, questions 12-17 below) 12. Who is your Primary Physician? None a. Name Phone Number Street City State Zip b. Date last seen, reason and details 13. In the last ten years: a. have you had any medical tests (other than an HIV test), hospitalization, illness or injury not provided in response to a previous question? (If yes, explain below) ............ Yes No b. have you consulted a doctor, chiropractor, psychiatrist, psychologist, counselor, therapist or other healthcare provider not provided in response to a previous question? (If yes, explain below) .................................................................................... Yes No 14. Are you taking or have you been advised to take any medication or treatment not provided in response to a previous question? (If yes, explain below)................................ Yes No 15. Current Ht. Wt. Have you lost more than 10 lbs. in the last year? ..... Yes No If yes, lbs./kgs. Indicate reason 16. a. Has either of your natural parents lived to at least age 60?........................................... Yes No b. Do any of your natural parents or siblings have a history of diabetes, cancer, stroke or heart disease? ............................................................................................................ Yes No If yes, provide details (i.e., relationship, type of disease, age diagnosed, current age or age at death): 17. Have you ever had any life, health or disability insurance rated, ridered or declined? (If yes, explain below) ......................................................................................................... Yes No DETAILS TO QUESTIONS 12-17 Quest. # Include dates and details as requested above. Attach an additional sheet of paper if necessary. Part B Insurance Application Signature I represent that all statements in this Part B Insurance Application are true and complete to the best of my knowledge and belief. Signature of Proposed Insured (If over the age of 14 years and six months) Date X Signature of Parent (If Proposed Insured is under age 18 and Parent has not signed as Owner) Date X AA 1800 NY L-1 This completed document is for restricted-internal use only. Page 7 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Life Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that material misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no licensed agent, broker, representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any licensed agent, broker, representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, licensed insurance agent, broker, representative, or any other organization, institution or person having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance. I understand that other authorizations may need to be signed by me, the named proposed insured, to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage. I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB, Inc.. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. AA 2000 NY-3 This completed document is for restricted-internal use only. Page 8 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: Under penalties of perjury, as proposed owner of this contract I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or Exemption Payee code (if any): I have been notified by the IRS that I am currently subject to backup withholding. NOTE: You must check this box if you have been notified by the IRS that you are currently subject to backup withholding. 3. I am a U.S. citizen or other U.S. person (as defined at www.irs.gov/), and 4. The FATCA code(s) entered below (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any): Signatures – Please read all of the above Agreements, Authorizations, and Certification before signing below. Note, the Internal Revenue Service does not require your consent to any provision of this application other than the certification required to avoid backup withholding. Signature of Proposed Insured (If over the age of 14 years and six months) X Signature of Parent (If Proposed Insured is under age 18 and Parent has not signed as Owner) X Signature of Owner(s), if other than Proposed Insured. If corporation, an officer other than the Proposed Insured must sign and include officer’s title. If joint ownership or Trust, all joint owners/trustees must sign. If signing as a Trustee include ‘Trustee’ as title. Title X Title X Title X Signed at: City State Date Signature of Licensed Agent/Broker/Representative License Number X Cosignature by resident Licensed Agent/Broker/Representative, if Date License Number applicable in your state X AA 2000 NY-3 This completed document is for restricted-internal use only. Page 9 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

Principal Life Insurance Company Life Insurance P.O. Box 10431 Application Des Moines, IA 50306-0431 PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (“Company” means Principal Life Insurance Company) AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that material misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. When Policy Coverage Becomes Effective: Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. Except as may be provided by the Conditional Receipt, I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no licensed agent, broker, representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any licensed agent, broker, representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, licensed insurance agent, broker, representative, or any other organization, institution or person having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance. I understand that other authorizations may need to be signed by me, the named proposed insured, to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical or mental history, but excluding any psychotherapy notes or records pertaining to treatment for drug abuse or alcoholism) regarding me to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage. I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB, Inc.. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. CLIENT COPY AA 2000 NY-3 This completed document is for restricted-internal use only. Page 10 No part may be copied nor disclosed without prior consent of the Principal Financial Group.

PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: Under penalties of perjury, as proposed owner of this contract I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or Exemption Payee code (if any): I have been notified by the IRS that I am currently subject to backup withholding. NOTE: You must check this box if you have been notified by the IRS that you are currently subject to backup withholding. 3. I am a U.S. citizen or other U.S. person (as defined at www.irs.gov/), and 4. The FATCA code(s) entered below (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any): CLIENT COPY AA 2000 NY-3 This completed document is for restricted-internal use only. Page 11 No part may be copied nor disclosed without prior consent of the Principal Financial Group.